                                                                   EXHIBIT 10.88

                       AMENDMENT NUMBER ONE TO LOAN AND
                         SECURITY AGREEMENT AND WAIVER

          This Amendment Number One to Loan and Security Agreement and Waiver ("Amendment") is entered into as of May 15, 2001, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), P-COM NETWORK SERVICES, INC., a Delaware corporation, and P-COM, INC., a Delaware corporation (collectively, "Borrowers"), in light of the following:

          A. Borrowers and Foothill have previously entered into that certain Loan and Security Agreement, dated as of March 29, 2001 (the "Agreement").

          B. Borrower and Foothill desire to amend the Agreement and to waive certain Events of Default as provided for and on the conditions herein.

          NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:

          1. DEFINITIONS. All initially capitalized terms used in this Amendment
             -----------
shall have the meanings given to them in the Agreement unless specifically defined herein.

          2. WAIVER. Foothill hereby waives any Event of Default that has
             ------
occurred as a result of Borrowers' failure, as of March 31, 2001, to comply with
Section 7.20 of the Agreement ("Existing Defaults"). This is a one-time waiver with respect to the Existing Defaults only and shall not in any way affect any other obligation, agreement or covenant of Borrowers, or any right or remedy of Foothill, under the Agreement, as amended hereby.

          3.  AMENDMENTS.
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              (a) Section 2.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

                   "2.7 Collection of Accounts. Borrowers shall at all times maintain Lockbox Agreements and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect
                                               ---
thereof in accordance with such Lockbox Agreements. Borrowers, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by any Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrowers without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in all Lockbox Accounts of P-Com at all Lockbox Banks located in the United States of America shall be automatically wired each Business Day into an account (the "Foothill

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

Account") maintained by Foothill at a depository selected by Foothill.
With respect to all Lockbox Accounts of Network anywhere and all Lockbox Accounts of P-Com located in the United Kingdom, Foothill shall have the right at any time from and after a date on which (i) an Event of Default has occurred and is continuing, or (ii) Excess Availability is less than $10,000,000 to require that all amounts received in such Lockbox Account be wired each Business Day into the Foothill Account. In the absence of such a requirement with respect to the Lockbox Accounts referred to in the immediately preceding sentence, amounts received in such Lockbox Accounts may be transferred to an account of either Borrower."

              (b) Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

              "3.3 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                   (a) by no later than May 31, 2001, deliver to Foothill all certificates representing the shares of P-Com Gmbh Stock pledged to Foothill under the Stock Pledge, as well as stock powers endorsed in blank with medallion signature guaranties.

                   (b) by no later than May 31, 2001, using its best efforts, deliver to Foothill no offset letters, in form and substance satisfactory to Foothill and its counsel, from Siemens AG and any other Person designated by Foothill prior to the Closing Date, and each such no offset letter shall be in full force and effect;

                   (c) by no later than May 31, 2001, deliver to Foothill the duly executed Lockbox Agreements in connection with Borrowers' Barclays Accounts and each such Lockbox Agreement shall be in full force and effect;

                   (d) by no later than May 31, 2001, deliver to Foothill the duly executed Control Agreement in connection with Barclays Bank PLC and Union Bank of California, N.A., and such Control Agreement shall be in full force and effect ;

                   (e) by no later than May 31, 2001, deliver to Foothill a revised Schedule C-1 (Investment Property), as requested by Foothill on the Closing Date;

                   (f) by no later than May 31, 2001, deliver to Foothill such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require;

                   (g) by no later than May 31, 2001, deliver to Foothill (A) certificates of status from the jurisdiction where each Subsidiary is organized, and (B) certificates from the Secretary of each Subsidiary attesting to the resolutions of each Subsidiary's Board of Directors authorizing its execution, delivery, and performance of

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

the agreements required of such Subsidiary pursuant to this Agreement and authorizing specific officers of such Subsidiary to execute the same, together with resolutions, articles and bylaws, or their equivalents, attached thereto;

                   (h) by no later than May 31, 2001, deliver to Foothill (A) a revised insurance certificate as requested by Foothill on the Closing Date, and
(B) certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Foothill and its counsel;

                   (i) by no later than May 31, 2001, each Borrower shall register with the United States Copyright Office its copyrights for current versions of its software, and Borrower shall execute an amendment to the appropriate Intellectual Property Security Agreement adding such registered copyrights;

                   (j) by no later than June 30, 2001, Network shall become qualified as a foreign corporation in the State of California, as evidenced by a good standing certificate from the California Secretary of State; and

                   (k) by no later than June 30, 2001, Network shall either cause Bank of America, N.A. ("BofA") to enter into a Lockbox Agreement containing terms and conditions acceptable to Foothill, in its Permitted Discretion, or discontinue its banking relationship with BofA and establish a new banking relationship with a financial institution that is able to enter into a Lockbox Agreement that is satisfactory to Foothill."

              (c) Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

                   "6.2 Collateral Reporting. Provide Foothill with the following documents at the following times in form satisfactory to Foothill:

      Weekly        (a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, and

                    (b) notice of all returns, disputes, or claims.
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Semi-Monthly (not   (c) the balances maintained by each Borrower in its DDAs and Securities
 later than the     Accounts as reflected in the monthly statements or documents
 20th and last      satisfactory to Foothill issued by the financial institutions or
 days of each       securities intermediaries where such accounts are maintained, month)
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Monthly (not        (d) a detailed calculation of the Borrowing Base (including detail
 later than the     regarding those Accounts that are not Eligible Accounts),
 10th day of each
 month)             (e) a detailed aging, by total, of the Accounts, a manual aging of the
                    Accounts owing by Orange Personal Communications Services Ltd., and by
                    Mercury One-2-One Personal Communications, together with a reconciliation to the detailed calculation of the Borrowing Base previously

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

                    provided to Foothill,

                    (f) a summary aging, by vendor, of Borrowers' accounts payable
                    (including non-cancelable minimum guaranteed contracts); and any book overdraft, and

                    (g) a calculation of Dilution for the prior month and prior 12 months.
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Quarterly           (h) a detailed list of each Borrower's customers.
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Upon request by     (i) copies of invoices in connection with the Accounts, credit memos,
 Lender             remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

                    (j) such other reports as to the Collateral, or the financial condition of Borrowers as Foothill may request."
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

              (d) Section 7.20 of the Agreement is hereby amended and restated in its entirety to read as follows:

                    "7.20  Financial Covenants.  Fail to maintain:

                        (a) Tangible Net Worth of at least the following amounts as of the dates specified below:

            Quarter Ending              Minimum Tangible Net Worth
            --------------              --------------------------
          June 30, 2001                        $52,100,000
          September 30, 2001                   $51,400,000
          December 31, 2001                    $52,200,000
          March 31, 2002                       $54,300,000
          June 30, 2002                        $58,020,000
          September 30, 2002                   $60,590,000
          December 31, 2002                    $64,450,000
          March 31, 2003                       $66,750,000

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

          June 30, 2003                        $69,000,000
          September 30, 2003                   $71,250,000
          December 31, 2003                    $73,500,000

              (b) EBITDA of at least the following amounts as of the dates specified below:

             Quarter Ending                   Minimum EBITDA
             --------------                   --------------
          June 30, 2001                        ($19,000,000)
          September 30, 2001                   ($17,600,000)
          December 31, 2001                    ($10,350,000)
          March 31, 2002                       $8,720,000
          June 30, 2002                        $14,730,000
          September 30, 2002                   $17,940,000
          December 31, 2002                    $20,220,000
          March 31, 2003                       $21,500,000
          June 30, 2003                        $22,500,000
          September 30, 2003                   $23,500,000
          December 31, 2003                    $24,500,000

         4. REPRESENTATIONS AND WARRANTIES. Borrowers hereby affirm to Foothill
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that all of Borrowers' representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

         5. NO DEFAULTS. Borrowers hereby affirm to Foothill that, other than
            -----------
the Existing Defaults, no Event of Default has occurred and is continuing as of the date hereof.


         6. CONDITION PRECEDENT. The effectiveness of this Amendment is
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expressly conditioned upon the following:

              (a) Payment by Borrowers to Foothill of an amendment and waiver fee in the aggregate amount of Forty Five Thousand Dollars ($45,000), which shall be fully earned on the date hereof, but shall be paid as follows: (i) $25,000 of such fee shall be due and payable on the date hereof, (ii) $10,000 of such fee shall be due and payable on June 1, 2001, and (iii) $10,000 of such fee shall be due and payable on July 1,

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

2001, each payment to be charged to Borrower's loan account pursuant to Section 2.6(e) of the Agreement; and

              (b)  Receipt by Foothill of an executed copy of this Amendment.

         7. COSTS AND EXPENSES. Borrowers shall pay to Foothill all of
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Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

         8. LIMITED EFFECT. In the event of a conflict between the terms and
            --------------
provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any
            ---------------------------
number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By: /s/ William Shiao
                                      ------------------------------------------
                                   Title:  Vice President


                                   P-COM NETWORK SERVICES, INC.
                                   a Delaware corporation


                                   By: /s/ Leighton Stephenson
                                      ------------------------------------------
                                   Title:  Vice President and Chief Financial
                                           Officer


                                   P-COM INC.
                                   a Delaware corporation


                                   By: /s/ Leighton Stephenson
                                      ------------------------------------------
                                   Title:  Vice President and Chief Financial
                                           Officer


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